UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported)
December 7, 2018

EnerSys
(Exact name of registrant as specified in its charter)

Delaware	1-32253	23-3058564
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2366 Bernville Road, Reading, Pennsylvania (Address of principal executive offices)	19605 (Zip Code)

Registrant's telephone number, including area code
(610) 208-1991

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.               ☐

Item 1.01 Entry into a Material Definitive Agreement.

In connection with the consummation of the Transaction (as defined below), on December 7, 2018 (the “Incremental Effective Date”), EnerSys, a Delaware corporation (the “Company”) and certain of its subsidiaries entered into an Incremental Term Loan Lender Joinder Agreement, Increase Agreement and First Amendment to Credit Agreement (the “Amendment”) with Bank of America, N.A., as administrative agent, and the lenders party thereto.  The Amendment amends the Credit Agreement, dated as of August 4, 2017 (the “Existing Credit Agreement”), by and among the Company, the other borrowers from time to time party thereto, the guarantors party thereto, Bank of America, N.A., as administrative agent, swingline lender and letter of credit issuer, and the lenders party thereto, and provides for (i) incremental term loans in the amount of (x) US$200,000,000 (the “Incremental Term A-1 Loan”) and (y) CAN$133,050,000 (the “Incremental Term A-2 Loan” and together with the Incremental Term A-1 Loan, the “Incremental Term Loans”), (ii) an increase to the aggregate revolving commitments under the Existing Credit Agreement from $600,000,000 to $700,000,000, and (iii) certain other modifications to the Existing Credit Agreement.

Each of the Incremental Term A-1 Loan and the Incremental Term A-2 Loan will mature on September 30, 2022.  Interest rates for the Incremental Term Loans are based on the following pricing grid:

Pricing Level	Consolidated Total Net Leverage Ratio	Eurocurrency Rate Loans	Base Rate/Canadian Prime Rate Loans
1	< 2.00 to 1.00	1.25%	0.25%
2	> 2.00 to 1.00 but < 2.50 to 1.00	1.50%	0.50%
3	> 2.50 to 1.00 but < 3.25 to 1.00	1.75%	0.75%
4	> 3.25 to 1.00	2.00%	1.00%

The proceeds of the Incremental Term Loans shall be used, among other things, to fund the Transaction and to pay fees and expenses related thereto.

The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, a copy of which is attached as Exhibit 10.1, and which is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 7, 2018, the Company completed the acquisition of all of the issued and outstanding common stock of Alpha Technologies Services, Inc. (“ATS”) and Alpha Technologies Ltd.  (“ATL”), resulting in ATS and ATL becoming wholly-owned subsidiaries of the Company (the “Share Purchase”). Additionally, the Company acquired substantially all of the assets of Alpha Technologies Inc. and certain assets of Altair Advanced Industries, Inc. and other affiliates of ATS and ATL, in each case in accordance with the terms and conditions of the Restructuring Agreements (the “Asset Acquisition” and together with the Share Purchase, the “Transaction”). Capitalized terms used, but undefined herein, have the meanings ascribed to them in the Agreement (as defined below).

The Company completed the Transaction pursuant to the previously disclosed Share Purchase Agreement, dated as of October 29, 2018 (the “Agreement”), by and among the Company, AlphaTec Ltd., the sole shareholder of ATS; Alpha Innovations Ltd.,  Radiant Energy Systems Ltd. and AlphaTec Ltd., the shareholders of ATL; and Fortis Advisors LLC, as seller representative.

The purchase price for the Transaction consisted of (i) $650 million in cash, funded using existing cash and credit facilities, and (ii) $100 million in shares of the Company’s common stock issued to Fred Kaiser, the founder of ATS and ATL, at a per share price of $84.92, which was based on the thirty-day volume weighted average stock price of the Company’s common stock at Closing. The common stock issued at Closing represented approximately 3% of the Company’s issued and outstanding shares.

The foregoing summary of the Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement filed as Exhibit 2.1 of the Current Report on Form 8-K filed by the Company on October 29, 2018, and which is incorporated herein by reference.

On December 10, 2018, the Company issued a press release announcing the closing of the Transaction. A copy of the press release is attached hereto as Exhibit 99.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Amendment set forth under Item 1.01, above, is incorporated into this Item 2.03 by reference.

Item 9.01 Other Events.

(a) Financial Statements of Businesses Acquired.

The Company intends to file the financial statements required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K no later than 71 calendar days after the required filing date for this Current Report on Form 8-K.

(b) Pro Forma Financial Information.

The Company intends to file the pro forma financial information required by Item 9.01(b) as part of an amendment to this Current Report on Form 8-K no later than 71 days after the required filing date for this Current Report on Form 8-K.

(d) Exhibits.

Exhibit Number	Description
2.1
Share Purchase Agreement, dated October 29, 2018, by and among EnerSys, AlphaTec Ltd., Alpha Innovations Ltd., Radiant Energy Systems Ltd. and Fortis Advisors LLC, as seller representative (incorporated herein by reference to Exhibit 2.1 to EnerSys’ Current Report on Form 8-K, filed October 29, 2018).

10.1
Incremental Term Loan Lender Joinder Agreement, Increase Agreement and First Amendment to Credit Agreement, dated December 7, 2018, by and among EnerSys, Bank of America, N.A., as administrative agent, and the lenders party thereto.

99.1	Press Release, dated December 10, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERSYS

Date:	December 10, 2018	By:	/s/ Michael J. Schmidtlein
Michael J. Schmidtlein
Chief Financial Officer

INDEX TO EXHIBITS
Exhibit Number	Description
2.1
Share Purchase Agreement, dated October 29, 2018, by and among EnerSys, AlphaTec Ltd., Alpha Innovations Ltd., Radiant Energy Systems Ltd. and Fortis Advisors LLC, as seller representative (incorporated herein by reference to Exhibit 2.1 to EnerSys’ Current Report on Form 8-K, filed October 29, 2018).

10.1
Incremental Term Loan Lender Joinder Agreement, Increase Agreement and First Amendment to Credit Agreement, dated December 7, 2018, by and among EnerSys, Bank of America, N.A., as administrative agent, and the lenders party thereto.

99.1	Press Release, dated December 10, 2018.